EXHIBIT 10.19(g)

FORM OF FIVE YEAR CONVERTIBLE NOTE HEDGE AMENDMENT

	A	B
Contract #	Terminated Transaction US$ Value	Number of Shares Delivered by Party A
1	49,249,000	213,337
2	75,500,000	364,007
3	30,825,000	148,616
4	11,000,000	53,034

December 13, 2006

Credit Suisse International

(formerly known as Credit Suisse First Boston International)

One Cabot Square

London E14 4QJ

England

Cephalon, Inc.

41 Moores Road

P.O. Box 4011

Frazer, Pennsylvania

19355

Re: Cephalon, Inc. Zero Coupon Convertible Subordinated Notes due June 15, 2033, first putable June 15, 2008 (“Reference Notes”)

Ladies and Gentlemen,

Reference is made to the convertible bond hedge transaction (the “Transaction”) entered into by Credit Suisse International (“Party A”) and Cephalon Inc. (“Party B”) pursuant to an ISDA confirmation dated as of June 6, 2003, as amended by the amendment dated as of December 3, 2004, with respect to the Reference Notes (the “Confirmation”).  Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.

Pursuant to Section 4(b) of the Confirmation, the portion of the Transaction in respect of [A] principal amount of the Exchanged Reference Notes is hereby terminated (such terminated portion, the “Terminated Transaction”).  Notwithstanding provisions of Section 6(b) of the Agreement relating to notice, Party A and Party B hereby agree that the date of this letter shall be the Early Termination Date in respect of the Terminated Transaction. “Exchanged Reference Notes” means References Notes that are no longer outstanding as a result of the occurrence of a Repayment Event on December 13, 2006.

Notwithstanding anything to the contrary in the Agreement and Confirmation with respect to the Terminated Transaction, Party A agrees to deliver to Party B, in satisfaction of Party A’s payment obligation under the Terminated Transaction, through the Agent, [B] Shares on the date that is the third business day following the date of this letter; provided that Party A shall have the right to set off its delivery obligation hereunder against any right Party A may have against Party B to receive delivery of Shares from Party B under any Equity Transaction that is terminated on the date hereof.  “Equity Transaction” means any transaction in Shares that qualifies as equity under applicable accounting rules.

In addition, Party B hereby represents and warrants to Party A that Party B is not, on the date hereof, aware of any material nonpublic information concerning the Issuer or the Shares.

Please indicate your agreement with the terms set forth in this letter by signing below.

Sincerely Yours,

CREDIT SUISSE INTERNATIONAL (Party A)

By:	/s/ Martin Cox
Name:	Martin Cox
Title:	Vice President, Complex Product Support

By:	/s/ Karen Quick
Name:	Karen Quick
Title:	Vice President, Complex Product Support

CREDIT SUISSE SECURITIES (USA) LLC, acting through its New York branch and solely in its capacity as Agent

By:	/s/ Melissa Garcia
Name:	Melissa Garcia
Title:	Asst. Vice President, Complex Product Support

By:	/s/ Anthony Fisher
Name:	Anthony Fisher
Title:	Vice President, Complex Product Support

CEPHALON, INC. (Party B)

By:	/s/ J. Kevin Buchi
Name:	J. Kevin Buchi
Title:	Executive Vice President & CFO

By:	/s/ Bryan Reasons
Name:	Bryan Reasons
Title:	Vice President, Risk Management